FIRST LEASE AGREEMENT AMENDMENT TO LEASE DATED April 10, 2008

This First Lease Agreement Amendment (this "Amendment") made and entered into as of the 10th day of April, 2008 by and between LEAVENTON AND LEAVENTON, L.L.C., an Ohio limited liability company ("Landlord") and THE GUITAMMER COMPANY, an Ohio corporation ("Tenant").

RECITALS:

WHEREAS, Landlord and Tenant entered into a Lease as of the 10th day of April, 2008 (the "Lease") with respect to certain premises containing approximately 11,177 square feet of space located at 6111 Maxtown Road, Westerville, Ohio 43082 (the "Leased Premises"); and

WHEREAS, Landlord and Tenant desire to amend the Lease to expand the Leased Premises to include additional space and incorporate certain additional provisions with respect to such additional space.

NOW THEREFORE, the parties hereto agree as follows:

1. From and after the date hereof, the Leased Premises shall include, in addition to the +/- 11,177 square feet of office and warehouse space identified in the Lease, the following: (a) the dead storage space and the common area more particularly described on Exhibit A-1, attached hereto.

2. A new Section 33 is hereby added to the Lease, as follows:

33. **Hazardous Substances.** Landlord hereby represents and warrants that no toxic material or hazardous substance (including those substances defined as "hazardous substances" in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et. seq., as well as asbestos, urea formaldehyde, PCB's and other chemicals and substances that present or may present a hazard to health or the environment) (collectively, "Hazardous Substances") is now, or has been at any time in the past, used, generated, treated, stored, disposed of or otherwise located on, in, at or under the Leased Premises, the Building, or the real property upon which the Leased Premises and Building are located (together with the Leased Premises and the Building, the "Property"). Landlord further represents and warrants that it shall comply with all federal, state and local laws relating to health, safety or the

environment applicable to Landlord's ownership and operation of the Property. Landlord shall indemnify and hold Tenant harmless from and against any and all debts, liens, claims, administrative orders or notices, costs, personal injuries, damages, liabilities, demands, interest, fines, penalties, judgments, costs, and expenses, including, without limitation, consultants' fees and expenses, court costs, attorneys' and other professional fees, and all other out of pocket expenses, arising out of or in connection with: (a) the failure of the foregoing warranties and representations of Landlord to be true; and (b) the use, generation, treatment storage, disposal or presence of Hazardous Substances on, in, at or under the Property at any time before, during or after the Term, to the extent that such use, generation, treatment storage, disposal or presence is not caused by Tenant, its employees or agents. Landlord's obligations under this provision shall survive the expiration or termination of the Lease.

34. Landlord and Tenant both agree that all rent payments are paid up in full through 4/1/08 for the currently leased space, common space, and dead storage space.

35. To compensate the Landlord for the space rented, rent payments for the all space rented increased by $500 for February and March 2008 and the $500 increase has already been paid by the Tenant. Rent payments increase by an additional $500 effective 4/1/08, which reflects a net increase in the rent to compensate the Landlord for the additional space rented to a total of $1,000 per month, beginning April 1, 2008.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Amendment as of the day and year first above written.

LEAVENTON AND LEAVENTON, L.L.C.,	THE GUITAMMER COMPANY,
an Ohio limited liability company	an Ohio corporation
By: [signature]	By: [signature]
Its: MANAGING MEMBER	Its: President / CEO

STATE OF OHIO,
COUNTY OF Delaware, ss.:

Before me, a Notary Public in and for said county and state, personally appeared the above named Leaventon & Leaventon, L.L.C. by MARK LUDEN, its PRESIDENT/CEO, in the foregoing Lease Agreement, who acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed as such individual.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Columbus, Ohio, this 10th day of April, 2008.

KIM MANEELY
- State of Ohio
[illegible] 01/26/2013

[signature]
Notary Public

STATE OF OHIO,
COUNTY OF ____________, ss.:

Before me, a Notary Public in and for said county and state, personally appeared the above named The Guitammer Company, by ____________________, its ________________, in the foregoing Lease Agreement, who acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed as such individual.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Columbus, Ohio, this 10th day of April, 2008.

____
Notary Public

Exhibit A-1

(approximate drawing - not to scale)

Dimensions of Common Area and Dead Storage area

total SQ feet = 4172


99.83 feet
13.4 feet
14 ft
Loading Dock
24.9 FT